Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-284653, 333-282834, 333-281667, 333-233283, 333-237958, 333-273942 and 333-262311) and Form S-8 (File Nos. 333-283811, 333-227697, 333-238239, 333-257562, 333-269861 and 333-276171) of our report dated June 24, 2024 relating to the financial statements of Beyond Air, Inc. appearing in this Annual Report on Form 10-K for the year ended March 31, 2025.

/s/ Marcum LLP

Morristown, New Jersey

June 20, 2025